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                                                                  EXHIBIT 21
                    SUBSIDIARIES OF THE COMPANY
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                                                           Jurisdiction of
                                                           Incorporation or
Name of Subsidiary                                         Organization
------------------                                         ----------------
DJBI, LLC                                                  Delaware
Dow Jones & Company (Australia) Pty Limited                Australia
Dow Jones & Company (Singapore) Pte Limited                Singapore
Dow Jones AER Company, Inc.                                Delaware
  Economic Research Company, Inc.                          Delaware
Dow Jones BD Services, Inc.                                Delaware
Dow Jones Broadcasting (Asia), Inc.                        Delaware
Dow Jones Broadcasting (Europe), Inc.                      Delaware
Dow Jones Broadcasting (USA), Inc.                         Delaware
Dow Jones Canada, Inc.                                     Canada
Dow Jones Consulting (Shanghai) Limited                    Shanghai
Dow Jones Distribution Co. (Asia), Inc.                    Delaware
Dow Jones Financial Publishing Corp.                       Delaware
Dow Jones Information Publishing, Inc.                     Delaware
Dow Jones Information Services International (HK) Ltd.     Hong Kong
Dow Jones International GmbH                               Germany
Dow Jones International Ltd.                               United Kingdom
Dow Jones International Marketing Services                 Delaware
Dow Jones (Japan) K.K.                                     Japan
Dow Jones, L.P.                                            Delaware
Dow Jones Newsprint Company, Inc.                          Delaware
Dow Jones Newswires Holdings, Inc.                         Delaware
Dow Jones Printing Company (Asia), Inc.                    Delaware
Dow Jones Publishing Company (Asia), Inc. (90% owned)      Delaware
Dow Jones Publishing Company (Europe), Inc.                Delaware
Dow Jones Southern Holding Company, Inc.                   Delaware
Dow Jones Ventures V, Inc.                                 Delaware
Dow Jones Ventures VI., Inc.                               Delaware
  Dow Jones Cash Management, Inc.                          Delaware
  Ottaway Newspapers, Inc.                                 Delaware
    Essex County Newspapers, Inc.                          Massachusetts
    News-Sun, Inc.                                         Arizona
    ONI Press, Inc.                                        Delaware
    Research and Marketing Solutions, Inc.                 Delaware
    The Inquirer & Mirror, Inc.                            Massachusetts
    Portuguese-American Publications, Inc.                 Massachusetts
    Seacoast Newspapers, Inc.                              New Hampshire
Federal Filings, Incorporated                              Delaware
IDD LP Holdings, Inc.                                      Delaware
National Delivery Service, Inc.                            Delaware
Review Publishing Company Limited                          Hong Kong
  The China Phone Book Co. Ltd.                            Hong Kong
The Wall Street Journal Europe S.P.R.L. (51% owned)        Belgium


All of the above subsidiaries are included in the consolidated financial statements.

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